                                                                EXHIBIT 4(a)(vi)


                                 AMENDMENT NO. 1

                                       TO

                      AMENDED AND RESTATED CREDIT AGREEMENT

                  This Amendment No. 1 ("Amendment"), dated as of May 31, 2001, is among ONEIDA LTD., a New York corporation (the "Borrower"), THE CHASE MANHATTAN BANK, as Administrative Agent under the Credit Agreement referred to below ("Administrative Agent"), and the Lenders which are parties to such Credit Agreement (the "Lenders").

                                 R E C I T A L S

         A. Borrower, the Administrative Agent and the Lenders are parties to an Amended and Restated Credit Agreement dated as of April 27, 2001 (the "Credit Agreement").

         B. Borrower has advised the Administrative Agent and Lenders that Borrower expects to be in violation of Sections 6.11(a) and (b) of the Credit Agreement upon completion of its unaudited financial statements for the Fiscal Quarter ended April 28, 2001.

         C. Borrower has requested that the Administrative Agent and the Lenders amend Sections 6.11(a) and (b) of the Credit Agreement to prevent such a violation.

         D. The Administrative Agent and the Lenders are willing to amend the Credit Agreement as requested by Borrower, provided that the Credit Agreement is also amended to increase the applicable interest rates and certain fees due to the Lenders thereunder, together with certain other provisions therein.

                  NOW, THEREFORE, the parties agree as follows:

         1. Definitions. All capitalized terms used in this Amendment which are not otherwise defined herein shall have the respective meanings given to those terms in the Credit Agreement.

         2. Amendment of Credit Agreement.

                  2.1 Section 1.01 of the Credit Agreement is amended by replacing the grid set forth under the definition of the term "Applicable Margin" with the following grid:

-----------------------------------------------------------------------------------------------------------------------
                                  Level 1     Level 2     Level 3     Level 4     Level 5      Level 6     Level 7
-----------------------------------------------------------------------------------------------------------------------
Consolidated Leverage Ratio      <= 2.50     <= 2.75      <= 3.00     <= 3.25     <= 3.50      <= 4.00      > 4.00
-----------------------------------------------------------------------------------------------------------------------
Eurodollar Margin (bps)           150.0       175.0        200.0       250.0       300.0        320.0       335.0
-----------------------------------------------------------------------------------------------------------------------
ABR Margin (bps)                   25.0        50.0         75.0       125.0       175.0        200.0       200.0
-----------------------------------------------------------------------------------------------------------------------


                  2.2 Section 1.01 of the Credit Agreement is amended by adding the following additional defined terms:

                           "Long-Term Lease" means any lease of real or personal
                  property (other than a Capital Lease Obligation) having an original term of more than three years, including any period for which the lease may be renewed at the option of the lessor, whether or not theretofore renewed.

                           "Rentals" means, as of the date of any determination
                  thereof, all fixed payments (including all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Borrower or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but exclusive of any amounts required to be paid by the Borrower or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, assessments, amortization and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

                  2.3 The definition of "Material Indebtedness" contained in
Section 1.01 of the Credit Agreement is amended by deleting the reference to "$3,500,000" therein and replacing it with "$1,000,000".

                  2.4 Section 2.10(a) of the Credit Agreement is amended by replacing the grid therein with the following grid:

-----------------------------------------------------------------------------------------------------------------------
                                    Level 1     Level 2     Level 3     Level 4     Level 5      Level 6     Level 7
-----------------------------------------------------------------------------------------------------------------------
   Consolidated Leverage Ratio      <= 2.50     <= 2.75     <= 3.00     <= 3.25     <= 3.50      <= 4.00     > 4.00
-----------------------------------------------------------------------------------------------------------------------
   Commitment Fee (bps)               40.0        45.0        50.0        50.0        50.0         50.0       50.0
-----------------------------------------------------------------------------------------------------------------------

                  2.5 The following new Sections 5.11 and 5.12 are added to the Credit Agreement immediately following Section 5.10:

                           SECTION 5.11 Most Favored Lender. If the Borrower or
                  any Subsidiary (a) becomes in any agreement or instrument subject to additional or more restrictive covenants, reporting requirements, events of default or provisions regarding Guarantees, security interests or collateral (including all definitions relating to the foregoing) than those imposed on them by this Agreement or (b) grants to any Person more favorable covenants, reporting requirements, events of default or provisions regarding any Guarantees, security interests or collateral (including all definitions relating to the foregoing) than are granted to the Lenders under this Agreement, the Borrower shall immediately notify the Administrative Agent and each Lender in writing and provide the Administrative Agent and each Lender a copy of such covenant, reporting requirements, events of default or other provisions (and all definitions relating to the foregoing) and this Agreement shall be deemed to be amended automatically to incorporate such covenants, reporting requirements, events of default or other provisions (and all such definitions relating to the foregoing). The Borrower hereby agrees to cooperate with the Administrative Agent and Lenders in connection with the execution and delivery to the Administrative Agent and Lenders of an amendment to this Agreement incorporating any such covenants, reporting requirements, events of default or other provisions (and all such definitions relating to the foregoing). Any amendment to this Agreement made pursuant to this Section 5.11 shall remain in effect only so long as such other covenants, reporting requirements, events of default or other provisions (and all such definitions relating to the foregoing) remain in effect.

                           SECTION 5.12 Amendment of Senior Secured
                  Indebtedness. Borrower will furnish to the Administrative Agent and each Lender prompt written notice of any amendment to, or modification or replacement of, any agreement evidencing Senior Secured Indebtedness with an outstanding principal balance in excess of $3,000,000 (other than Senior Secured Indebtedness under this Agreement), together with a copy of any such amendment, modification or replacement.

                  2.6 The reference to "subparagraphs (e) or (i)" contained in
Section 6.01(f) of the Credit Agreement is hereby amended to read "subparagraphs
(e) or (h)".

                  2.7 Section 6.02 of the Credit Agreement is hereby amended by deleting the word "and" at the end of subparagraph (d) and adding the following new subparagraphs (e) and (f) immediately after subparagraph (d):

                           (e) Liens in favor of the Collateral Agent pursuant
                  to the terms and conditions of the Security Documents; and

                           (f) Liens consisting of a call option on the shares
                  of Schott Zwiesel Glaswerke, AG owned by Borrower

                  2.8 Section 6.11(a) of the Credit Agreement is amended such that it shall read in its entirety as follows:

                           (a) for a period of four consecutive Fiscal Quarters
                  ending with its most recent Fiscal Quarter, permit the Consolidated Interest Coverage Ratio of the Borrower and its Subsidiaries to be less than (i) 2.70 to 1.00 for the Fiscal Quarter ended April 28, 2001, (ii) 2.40 to 1.00 for the Fiscal Quarter ending July 28, 2001, (iii) 2.20 to 1.00 for the Fiscal Quarter ending October 27, 2001, (iv) 2.50 to 1.00 for the Fiscal Quarter ending January 26, 2002, (v) 2.75 to 1.00 for the Fiscal Quarter ending April 27, 2002, and (vi) 3.00 to
                  1.00 for each succeeding Fiscal Quarter;

                  2.9 Section 6.11(b) of the Credit Agreement is amended such that it shall read in its entirety as follows:

                           (b) permit the Consolidated Leverage Ratio of the
                  Borrower and its Subsidiaries to be greater than (i) 4.30 to
                  1.00 as of the last day of the Fiscal Quarter ended April 28, 2001 and the last day of the Fiscal Quarter ending July 28, 2001, (ii) 4.45 to 1.00 as of the last day of the Fiscal Quarter ending October 27, 2001, (iii) 4.10 to 1.00 as of the last day of the Fiscal Quarter ending January 26, 2002, (iv)
                  3.85 to 1.00 as of the last day of the Fiscal Quarter ending April 27, 2002, (v) 3.55 to 1.00 as of the last day of the Fiscal Quarter ending July 27, 2002, (vi) 3.10 to 1.00 as of the last day of the Fiscal Quarter ending October 26, 2002, and (vii) 3.00 to 1.00 as of the last day of each succeeding Fiscal Quarter;

                  2.10 Section 6.14 of the Credit Agreement is amended to change the reference to "$10,000,000" in clause (d) thereof to "$5,000,000" and to add the following sentence to the end of Section 6.14:

                  Borrower will not, and will not permit any of its Subsidiaries to, without the consent of the Required Lenders, amend or modify any agreement evidencing Senior Secured Indebtedness in excess of $3,000,000 (other than Senior Secured Indebtedness under this Agreement) if the effect of such amendment or modification would be to accelerate the maturity of, or increase the required payments of principal on, such Senior Secured Indebtedness prior to May 31, 2005.

                  2.11 The following new Section 6.15 is added to the Credit Agreement immediately following Section 6.14:

                           SECTION 6.15 Long-Term Leases. The Borrower will not,
                  and will not permit any Subsidiary to, become obligated as lessee under any Long-Term Lease unless, at the time of entering into such Long-Term Lease and after giving effect thereto, the average aggregate annual Rentals payable by the Borrower and its Subsidiaries on a consolidated basis during the term of such Long-Term Lease pursuant to all Long-Term Leases will not exceed 10% of Consolidated Net Worth, determined as of the end of the Borrower's prior Fiscal Quarter.

         3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that the following statements are true, correct and complete:

                  3.1 Representations and Warranties. Each of the representations and warranties made by the Borrower in the Credit Agreement is true and correct on and as of the date of this Amendment.

                  3.2 No Default or Event of Default. No Default or Event of Default has occurred and is continuing.

                  3.3 Execution, Delivery and Enforceability. This Amendment has been duly and validly executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms.

         4. Conditions to Effectiveness of Amendment. This Amendment shall be effective only when and if each of the following conditions is satisfied:

                  4.1 Secretary's Certificate. The Administrative Agent shall have received a certificate executed by the Secretary or Assistant Secretary of Borrower certifying the due authorization of this Amendment by Borrower, the incumbency of the officer executing this Amendment, and any other legal matters relating to this Amendment, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  4.2 Consent of Guarantors. Each of the Guarantors shall have executed and delivered to the Administrative Agent the Consent of Guarantors attached to this Amendment.

                  4.3 No Default or Event of Default; Accuracy of Representations and Warranties. After giving effect to this Amendment, no Default or Event of Default shall exist and each of the representations and warranties made by the Borrower or any of its Subsidiaries herein and in or pursuant to the Loan Documents shall be true and correct in all material respects as if made on and as of the date on which this Amendment becomes effective.

                  4.4 Expense Reimbursements. The Borrower shall have paid or agreed to pay all invoices presented to Borrower for expense reimbursements due to the Administrative Agent pursuant to Section 9.03 of the Credit Agreement.

                  4.5 Execution by Required Lenders. The Administrative Agent shall have received a counterpart of this Amendment duly executed and delivered by the Borrower, the Administrative Agent, and the Required Lenders.

                  4.6 Amendment Fee. The Borrower shall have paid to the Administrative Agent an amendment fee equal to 0.25% of the amount of the aggregate Commitments on the effective date of this Agreement of each Lender that delivers to the Administrative Agent, by hand delivery or telefax no later than 5:00 p.m. on May 31, 2001, a counterpart of this Amendment executed by such Lender. Such fee (a) shall be received by the Administrative Agent ratably for the account of, and shall be remitted by the Administrative Agent solely to, such Lenders and (b) shall be fully earned and nonrefundable when paid.

                  4.7 Note Agreements. The Administrative Agent shall have received copies of the Amended and Restated Note Agreements governing the senior notes of Borrower due January 15, 2002 and May 31, 2005 (as amended), duly executed by Borrower and the noteholders described therein.

         5. Confirmation of Credit Agreement. Except as amended by this Amendment, all the provisions of the Credit Agreement remain in full force and effect from and after the date hereof, and the Borrower hereby ratifies and confirms the Credit Agreement and each of the documents executed in connection therewith. From and after the date this Amendment becomes effective, all references in the Credit Agreement to "this Agreement", "hereof", "herein", or similar terms, shall refer to the Credit Agreement as amended by this Amendment.

         6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually signed counterpart.

                  [remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

                            ONEIDA LTD.


                            By: /s/ GREGG R. DENNY
                                ------------------
                                  Name: Gregg R. Denny
                                  Title: Chief Financial Officer

                            THE CHASE MANHATTAN BANK, individually and as Administrative Agent

                            By: /s/ JOSEPH H. ODDO, JR.
                                -----------------------
                                  Name:  Joseph H. Oddo, Jr.
                                  Title:  Vice President


                            BANK OF AMERICA, N.A., individually and as
                            Syndication Agent


                            By: /s/ CASEY COSGROVE
                                -----------------------
                                  Name: Casey Cosgrove
                                  Title: Vice President


                            FLEET NATIONAL BANK, individually and as Documentation Agent


                            By: /s/ DAVID A. KAVNEY
                                -----------------------
                                  Name: David A. Kavney
                                  Title: Vice President


                            HSBC BANK, USA, individually and as Senior Managing Agent


                            By: /s/ WILLIAM D. MCINCROW
                                -----------------------
                                 Name: William D. McIncrow
                                 Title: Vice President

                            MANUFACTURERS AND TRADERS TRUST COMPANY

                            By: /s/ DANA C. LOUCKS
                                -----------------------
                                 Name: Dana C. Loucks
                                 Title: Banking Officer

                            THE BANK OF NOVA SCOTIA


                            By: /s/ PHILIP N. ADSETTS
                                -----------------------
                                 Name: Philip N. Adsetts
                                 Title: Director


                            EUROPEAN AMERICAN BANK


                            By: /s/ MARK SAEGER
                                -----------------------
                                 Name: Mark Saeger
                                 Title: Vice President


                            BANCA NAZIONALE DEL LAVORO


                            By: /s/ GIULIO GIOVINE
                                -----------------------
                                 Name: Giulio Giovine
                                 Title: Vice President


                            By: /s/ LEONARDO VALENTINI
                                -----------------------
                                 Name: Leonardo Valentini
                                 Title: First Vice President

                              CONSENT OF GUARANTORS

                  Each of the undersigned is a party to an Amended and Restated Subsidiary Guarantee Agreement and is a Guarantor of the obligations of the Borrower under the Credit Agreement referred to in the foregoing Amendment No. 1 to Amended and Restated Credit Agreement. Each of the undersigned Guarantors hereby (a) consents to the foregoing Amendment, (b) acknowledges that, notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and the Amended and Restated Subsidiary Guarantee Agreement continues in full force and effect, and (c) ratifies and affirms the terms and provisions of the Amended and Restated Subsidiary Guarantee Agreement.

                  IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of this 31st day of May, 2001.

BUFFALO CHINA, INC.                         DELCO INTERNATIONAL LTD.

By: /s/ PETER J. KALLET                     By: /s/ PETER J. KALLET
    -------------------                         --------------------------
         Peter J. Kallet                            Peter J. Kallet
         Chief Executive Officer                    Chief Executive Officer



ENCORE PROMOTIONS, INC.                     SAKURA, INC.

By: /s/ PETER J. KALLET                     By: /s/ PETER J. KALLET
    -------------------                         --------------------------
         Peter J. Kallet                            Peter J. Kallet
         Chief Executive Officer                    Chief Executive Officer


THC SYSTEMS INC.

By: /s/ PETER J. KALLET
    -------------------
         Peter J. Kallet
         Chief Executive Officer